MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. ANNOUNCES VOLUNTARY DELISTING FROM NASDAQ

NEW YORK, September 25, 2009 -- MMC Energy, Inc. (Nasdaq:MMCE) today announced that it has notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock (the “Common Stock”) from the NASDAQ Global Market.  The Company currently anticipates that on the later of October 5, 2009 or the closing date of the previously-disclosed sale of its two GE LM6000 PC Sprint Turbines for $26.65 million to a subsidiary of Pro Energy (which sale is expected to close no later than October 7, 2009) it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of the Common Stock.  The Company expects that trading in the Common Stock will be suspended by NASDAQ effective at the open of business of the date upon which the Form 25 is filed, with official delisting of the Common Stock becoming effective ten days thereafter.

The Company intends to file its certificate of dissolution with the Secretary of State of the State of Delaware following the closing of the sale of the turbines and close its stock transfer books at the close of business on such date.

About MMC Energy, Inc.:

The Company is currently liquidating its electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 including the Company's ability to consummate the sale of assets to Pro Energy and the amount of proceeds ultimately available to the Company. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company's Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Contact:

          MMC Energy Inc.
          Denis G. Gagnon, Chief Financial Officer
          (212) 977-0900
          www.mmcenergy.com